                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Advantus International Balanced Fund, Inc.:


We consent to the use of our report included herein and the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" and "COUNSEL AND INDEPENDENT AUDITORS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.



                                /s/ KPMG Peat Marwick LLP
                                KPMG Peat Marwick LLP


Minneapolis, Minnesota
January 25, 1996